EXHIBIT 24.1

POWER OF ATTORNEY

The undersigned, a member of the Board of Directors or an officer of BERKSHIRE HATHAWAY ENERGY COMPANY, an Iowa corporation (the "Company"), hereby constitutes and appoints Natalie L. Hocken and Jeffery B. Erb and each of them, as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his/her stead, in any and all capacities, to sign on his/her behalf the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2019 and to execute any amendments thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and applicable stock exchanges, with the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Executed as of February 21, 2020

/s/ William J. Fehrman	/s/ Patrick J. Goodman
WILLIAM J. FEHRMAN	PATRICK J. GOODMAN

/s/ Gregory E. Abel	/s/ Warren E. Buffett
GREGORY E. ABEL	WARREN E. BUFFETT

/s/ Marc D. Hamburg	/s/ Walter Scott, Jr.
MARC D. HAMBURG	WALTER SCOTT, JR.